                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       -----------------------------------


We hereby consent to the incorporation by reference in this Registrations Statement on Form S-8 (No. 333-________) of our report dated January 31, 2000 relating to the financial statements of WellPoint Health Networks Inc., which appears in WellPoint Health Networks Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 26, 2000 relating to the financial statements, which appears in the Annual Report of WellPoint 401(k) Retirement Savings Plan Annual Report on Form 11-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Los Angeles, California
February 6, 2001